Exhibit 99.2

Akers Biosciences Announces $4.6 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

Thorofare, New Jersey, April 7, 2020 (GLOBE NEWSWIRE) — Akers Biosciences, Inc. (the “Company”) (NASDAQ: AKER), a developer of rapid health information technologies, today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase and sale of 766,667 shares of the Company’s common stock, at a purchase price of $6.00 per share, in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about April 9, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering are expected to be approximately $4.6 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use $250,000 of the net proceeds from this offering to pay the former members of Cystron Biotech, LLC, pursuant to the terms of that certain Membership Interest Purchase Agreement, dated as of March 23, 2020, and the remaining net proceeds from this offering for working capital and general corporate purposes.

The shares of common stock are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-234449) previously filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2019, and declared effective by the SEC on April 7, 2020. The offering of the securities is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Akers Biosciences Inc.

Akers Biosciences is pursuing the development of a newly acquired license to a coronavirus vaccine candidate. In addition, the company develops, manufactures, and supplies rapid, point of care screening and testing products designed to bring health related information directly to the patient or clinician in a timely and cost-efficient manner. Akers has previously announced that that it had identified the hemp and minor cannabinoid sectors as promising adjacent opportunities that could benefit from Akers’ existing facility and its core competencies.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include market and other conditions and any risks detailed from time to time in Akers’ reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements may be identified by terms such as “may,” “will,” “expects,” “plans,” “intends,” “estimates,” “potential,” or “continue,” or similar terms or the negative of these terms and include statements about the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering. Although Akers believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. Akers does not have any obligation to update these forward-looking statements other than as required by law.

Additional information on the company and its products can be found at www.akersbio.com.

Contact:

Investor Relations: Hayden IR

Brett Mass, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com